Exhibit 3.17

Department of State Corporations Section 18th Floor, James K. Folk Building Nashville, TN 37243-0306	TENNESSEE ARTICLES OF ORGANIZATION OF A LIMITED LIABILITY COMPANY	For Office Use Only RECEIVED STATE OF TENNESSEE 98 OCT 12 PM 1:43 RILEY DARNELL SECRETARY OF STATE
The undersigned acting as organizer(s) of a Limited Liability Company under the provisions of the Tennessee Limited Liability Company Act, § 48A-6-101, adopts the following Articles of Organization.
1. The Name of the Limited Liability Company is: MACHINING TECHNOLOGY GROUP, LLC
(Note: Pursuant to the provisions of § 48A-7-101, each Limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)
2. The name and address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is:
GARY STAVRUM
(Name)
9717 WOODLAND VIEW LANE CORDOVA TN 38018
(Street Address) (City) (State/Zip Code)
SHELBY
(County)
3. List the name and address of the members organizing and/or members in this Limited Liability Company.
GARY STAVRUM 9717 WOODLAND VIEW LANE CORDOVA, TN 38018
(Name) (Address: Include City, State and Zip Code)
BRYAN DOWDY 1132 HIGHWAY 179 COVINGTON, TN 38019
(Name) (Address: Include City, State and Zip Code)
TIMOTHY W. HANSON 8927 GOOSEBERRY COVE CORDOVA, TN 38018
(Name) (Address: Include City, State and Zip Code)
4. At the date and time of formation there are two (2) or more members. Number of members 3
5. The Limited Liability Company will be: (NOTE: PLEASE MARK APPLICABLE BOX)
☐ Board Managed ☒ Member Managed
6. Number of members at the date of filing 3 .

7. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

Date	, 19	, Time

8. This sample is address of the Limited Liability Company’s principal office is:
9717 WOODLAND VIEW LANE CORDOVA TN 38018 SHELBY
(Street Address) (City) (State/County/Zip Code)
9. Period of Duration:
DECEMBER 31, 2005 (UNLESS AMENDED THROUGH ARTICLES AND AGREEMENT)
10. Other Provisions:
11. Do the members, parties (other than the LLC) to a contribution agreement or a contribution allowance agreement, have preemptive rights? (NOTE: PLEASE MARK THE APPLICABLE BOX)
☒ Yes ☐ No

10/9/98	/s/ Gary E. Stavrum
Signature Date	Signature (manager or member authorized to sign by the Limited Liability Company)

PRESIDENT	GARY E. STAVRUM
Signer’s Capacity	Name (type or printed)

Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	ARTICLES OF AMENDMENT TO THE LIMITED LIABILITY COMPANY	For Office Use Only RECEIVED STATE OF TENNESSEE 2005 OCT 10 PM 12:56 RILEY DARNELL SECRETARY OF STATE

LIMITED LIABILITY COMPANY CONTROL NUMBER (IF KNOWN)	0359796

PURSUANT TO THE PROVISIONS OF §48-209-104 OF THE TENNESSEE LIMITED LIABILITY COMPANY ACT, THE UNDERSIGNED ADOPTS FOLLOWING ARTICLES OF AMENDMENT TO ITS LIMITED LIABILITY COMPANY:
PLEASE MARK THE BLOCK THAT APPLIES:

☒ AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.
☐ AMENDMENT IS TO BE EFFECTIVE ,	(DATE)	(TIME).
(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.
1. PLEASE INSERT THIS NAME OF THE LIMITED LIABILITY COMPANY AS IT APPEARS ON RECORD:
Machining Technology Group, LLC
IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:

2. PLEASE INSERT ANY CHANGES THAT APPLY:

A.PRINCIPAL ADDRESS:	100 Fordham Road

STREET ADDRESS
Wilmington MA 01887
CITY STATE/COUNTY ZIP CODE

B.REGISTERED AGENT:	CT Corporation System

C.REGISTERED ADDRESS:	800 Gay Street, Suite 201
STREET
Knoxville TN 37929 Knox County
CITY STATE ZIP CODE COUNTY
D. OTHER CHANGES: Duration of the Company is amended to be perpetual
3. PLEASE COMPLETE THE FOLLOWING SENTENCE BY FILLING IN THE DATE AND BY CHECKING ONE OF THE TWO BOXES:
THE AMENDMENT WAS DULY ADOPTED ON October 6 2005 BY THE
MONTH DAY YEAR
☐ BOARD OF GOVERNORS WITHOUT MEMBER APPROVAL AS SUCH WAS NOT REQUIRED
☒ MEMBERS

Chief Financial Officer
Vice President, Treasurer and Secretary
/s/ Stewart A. Fisher
SIGNERS CAPACITY	SIGNATURE
Stewart A. Fisher
NAME OF SIGNER (TYPED OR PRINTED)

SS-4247 (REV. 5/01)	Filing Fee: $20.00	RDA 2458

STATE OF TENNESSEE ARTICLES OF AMENDMENT TO THE ARTICLES OF ORGANIZATION OF MACHINING TECHNOLOGY GROUP, LLC	FILED RECEIVED STATE OF TENNESSEE 2010 JAN 27 PM 2:52 TRE HARGETT SECRETARY OF STATE

Pursuant to the provisions of Section 48-209-104 of the Tennessee Limited Liability Company Act, the undersigned limited liability company adopts the following amendments to its Articles of Organization:

1. The name of the limited liability company is Machining Technology Group, LLC.

2. The text of each amendment adopted is:

Article 12 is hereby added:

“12. The Limited Liability Company elects to be governed by the Tennessee Revised Limited Liability Company Act.”

3. The amendment was duly adopted by the sole member of the limited liability company in an action taken on written consent dated January 26, 2010.

4. The amendment is to be effective when this document is filed with the Secretary of State.

IN WITNESS WHEREOF, these Articles of Amendment of the Articles of Organization have been executed on this 26th day of January, 2010 by the undersigned authorized representative.

MACHINING TECHNOLOGY GROUP, LLC

/s/ Ron Honig
By:	Ron Honig
Title:	Vice President and Secretary

0359796